Exhibit 4.4

PREFERRED STOCK EXCHANGE AGREEMENT

THIS PREFERRED STOCK EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of September 15, 2006 by and among INOVIO BIOMEDICAL CORPORATION, a Delaware corporation (the “Company”), and                      , a                     (the “Investor”).

RECITALS:

A.            Investor is the holder of                      shares of the Series C Series C Cumulative Convertible Preferred Stock, $10,000 liquidation preference per share, par value $0.001 per share of the Company (the “Preferred Stock”);

B.            Investor desires to exchange the Preferred Stock with the Company for (1) shares common stock, $0.001 par value, of the Company (the “Common Stock”) and (2) Warrants (as hereinafter described and the Company desires to issue and exchange its Common Stock and Warrants with Investor for the Preferred Stock;

AGREEMENT:

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and Investor agrees as follows:

1.             DEFINITIONS. For all purposes of this Agreement, the following capitalized terms have the meanings indicated in this Section.

“AMEX” means the American Stock Exchange.

“BusinessDay”means any day except Saturday, Sunday and any day that shall be a legal holiday or a day on which banking institutions in the State of California generally are authorized or required by law or other government actions to close.

“ClosingDate” means the Closing Date as defined in the Securities Purchase Agreement.

“Closing”means the closing of the Exchange pursuant to Section 2.

“CommonStock Equivalents”means any securities of the Company or any of its subsidiaries, which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“CommonStock”has the meaning set forth in Paragraph B of the Recitals

“Company”has meaning therefor as set forth in the first paragraph of this Agreement.

“Exchange”means the exchange at the Closing between the Company and the Investor at the Closing of the Investor’s Preferred Stock for the Shares and Warrants Company on the terms and conditions of this Agreement.

“Investor’sName”means the name and address of, and other information concerning, the Investor as appearing on the certificate(s) for the Preferred Stock surrendered in exchange for the Shares and Warrants pursuant to this Agreement.

“Investor”has meaning therefor as set forth in the first paragraph of this Agreement.

“Person”means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PreferredStock”has the meaning set forth in Paragraph A of the Recitals.

“Purchasers”mean the parties to the Registration Rights Agreement other than the Company.

“RegistrationRights Agreement”means the Registration Rights Agreement dated as of September 15, 2006 between the Company and the other parties thereto in substantially the form of Exhibit A.

“Securities Act”means the United States Securities Act of 1933, as amended.

“Securities Purchase Agreement”means that certain Securities Purchase Agreement dated September 15, 2006 by and among the Company and the parties identified on the signature pages thereto.

“Securities”means the Shares, the Warrants and the Warrant Shares.

“Shares”mean the shares of Common Stock to be issued in accordance with this Agreement upon surrender of the Preferred Stock at the Closing, which Shares (as proportionately adjusted for stock splits, stock dividends and similar events occurring prior to the Closing) shall be equal to the product (rounded down to nearest whole number) of (a) the number of shares of Preferred Stock surrendered by Investor, multiplied by (b) the quotient resulting by dividing the sum of (i) US$10,000 plus any accrued and unpaid dividends on the Preferred Stock by (ii) US$2.43.

“Short Sale”means a sale of Common Stock that is marked as a short sale and that is executed at a time when the Investor has no equivalent offsetting long position in the Common Stock.  For purposes of determining whether the Investor has an equivalent offsetting long position in the Common Stock, all Common Stock and all Common Stock that would be issuable upon conversion or exercise in full of all Common Stock Equivalents then held by the Investor (assuming that such Common Stock Equivalents were then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by the Investor.

“Warrant Shares”means the shares of Common Stock issuable upon exercise of the Warrants.

“Warrants” mean warrants to purchase 35 percent of the number of Shares at an exercise price of $2.87 per share (as proportionately adjusted for stock splits, stock dividends and similar events occurring prior to the Closing) in substantially the form of Exhibit B to this Agreement; provided, however, that if any Warrants would result in the purchase of a fractional share, the number of shares issuable upon exercise of the Warrants will be rounded down to the nearest whole share.2. EXCHANGE; CLOSING; CONDITIONS

(a)           Exchange of Shares. On and subject to the terms and conditions of this Agreement, at the Closing the Investor shall deliver to the stock certificate(s) evidencing the Preferred Stock against delivery by the Company to the Investor of

(i)            a copy of, and written acknowledgement by the Company’s transfer agent of, irrevocable instructions duly signed by an authorized signatory of the Company addressed to the Company’s transfer agent instructing the transfer agent to deliver, on an expedited basis and no later than the third trading day after the Closing Date, one or more certificates evidencing the Shares registered in the Investor’s Name.; and

(ii)           one or more certificates evidencing the Warrants, registered in the name of Investor’s Name.

(b)           Closing Conditions; Deliveries.

(i)            The obligations of the Investor to exchange its Preferred Stock for the Shares and Warrants are subject to the satisfaction or waiver by Investor of each of the following conditions:

a.             All representations and warranties of the Company contained herein shall remain true and correct as of the Closing Date and all covenants of the Company shall have been performed if due prior to such date.
b.             On the Closing Date, the Company shall deliver or cause to be delivered to Investor the following (each document to be reasonably satisfactory in form and substance to the Investor):
(1)           The documents described in Section 2(a) and the Registration Rights Agreement duly executed by the Company.
(2)           A certificate of the Secretary of the Company (the “Secretary’s Certificate”), in form and substance reasonably satisfactory to the Investor, certifying in his capacity as an officer of the Company as follows:

i.              that attached to the Secretary’s Certificate is a true and complete copy of the Certificate of Incorporation of the Company, as amended to the Closing Date;

ii.             that attached to the Secretary’s Certificate is a true and complete copy of the Bylaws of the Company, as amended to the Closing Date;

iii.            that attached to the Secretary’s Certificate are true and complete copies of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the instruments and certificates required to be executed by it in connection herewith and approving the consummation of the transactions in the manner contemplated hereby including, but not limited to, the authorization and issuance of the Shares, Warrants and Warrant Shares;

iv.            the names and true signatures of the officers of the Company signing this Agreement and all other documents executed on behalf of the Company to be delivered in connection with this Agreement; and

v.             such other matters as the Investor may reasonably request;

c.             Confirmation from AMEX, or a letter from the Company, based upon (and summarizing) a discussion with AMEX, confirming that the Company’s issuance of the Shares and Warrants in exchange for the Preferred Stock does not require approval of the Company’s stockholders;
d.             A certificate executed by the chief executive officer of the Company stating that the representations and warranties of the Company hereunder are true and correct as of the Closing Date and that the Company has performed all obligations to be performed prior to such date.
e.             A certificate of good standing of the Company as of a recent date.
f.              AMEX shall have notified the Company that the Shares the Warrant Shares have been approved for listing on AMEX, subject only to official notice of issuance; and
g.             There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement.

(ii)           The obligations of the Company to issue and exchange the Shares and Warrants to the Investor for the Preferred Stock are subject to the satisfaction or waiver by the Company of each of the following conditions:

a.             On the Closing Date, the Investor shall deliver or cause to be delivered to the Company the stock certificate(s) evidencing the Preferred Stock and the Registration Rights Agreement duly executed by the Investor;
b.             All representations and warranties of the Investor contained herein shall remain true and correct as of the Closing Date and all covenants of the Investor shall have been performed if due prior to such date;
c.             The Company shall have obtained confirmation from AMEX that the Company’s issuance of the Shares and Warrants in exchange for the Preferred Stock does not require approval of the Company’s stockholders; and
d.             There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement

(iii)          On the Closing Date, the Investor shall have delivered or caused to be delivered to the Company the following:

(c)           Deadline. Notwithstanding anything to the contrary contained in this Agreement, in the event that the closing of the transaction contemplated by the Securities Purchase Agreement does not occur, neither of the parties hereto shall be obligated to consummate the exchange contemplated by this Agreement and this Agreement may be terminated upon notice given by either party to the other.

(d)           Closing.  The Closing of the Exchange shall take place remotely via facsimile and other electronic transmissions on the Closing Date.

3.             REPRESENTATIONS AND WARRANTIES CONCERNING THE EXCHANGE.

(a)           Representations and Warranties of the Company. The Company represents and warrants to Investor that the statements contained in this Section B.3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing.

(i)           Securities. The Shares and the Warrants have been duly authorized and upon issuance to the Investor will be validly issued, fully paid and non-assessable. The Warrants have been duly authorized and upon issuance to the Investor in accordance with terms of this Agreement will be validly issued and binding upon the Company in accordance with the terms of the Warrants. The Warrant Shares have been duly authorized and reserved for issuance and when issued and delivered pursuant to the terms of the Warrants will be validly issued, fully paid and non-assessable.

(iii)         Organization. The Company is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

(iv)         Authorization of Transaction. The Company has full corporate to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions. The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement other than pursuant to (1) the Registration Rights Agreement; (2) the filings with the Commission of Forms 8-K appropriate reporting the transactions contemplated by this Agreement; and (3) application(s) to AMEX for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby.

(v)           Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or, if the Seller is a corporation, any provision of its charter or bylaws.

(vi)         Exchange Solicitation and Consideration. The Company has not paid or given, directly or indirectly, any commission or other remuneration for soliciting the exchange contemplated hereby and the only consideration being received by the Company for the issuance of the Shares and Warrants to the Investor is the Preferred Stock.

(b)           Representations and Warranties of Investor. Investor represents and warrants to the Company that the statements contained in this section B.3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing.

(i)           Organization of the Investor. If not a natural person, Investor is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

(ii)          Authorization of Transaction. Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Investor, enforceable in accordance with its terms and conditions. Investor need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(iii)         Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the exchange contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Investor is subject or any provision of its organizational documents.

(iv)         Exchange Solicitation and Consideration. Investor has not paid or given, directly or indirectly, any commission or other remuneration for soliciting the exchange contemplated hereby and the only consideration being received by the Investor for its exchange and delivery of the Preferred Stock to the Company are the Shares and Warrants.

(v)           Section 3(a)(9) Exemption. The Investor understands that the Company is relying on Section 3(a)(9) of the Securities Act in connection with the issuance and exchange of the Shares and Warrants for the Preferred Stock and that for such exemption to be available to the Company the issuance must involve a security exchanged by the issuer with its existing security holder exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. The Investor knows of no reason that would disqualify the Company from relying on the exemption afforded by Section 3(a)(9) of the Securities Act in connection with the Exchange. In the event that the Investor is participating in the financing that is the subject of the Securities Purchase Agreement its investment decision to so participate has been made independent of, and without regard to, the Exchange contemplated by this Agreement. Neither the Company nor the Investor has bargained for Investor’s participation, or otherwise required Investor to participate, in the financing contemplated by the Securities Purchase Agreement in consideration of, or to induce Investor to engage in, the Exchange, or bargained for or otherwise required Investor to engage in the Exchange in consideration of Investor’s participation, or to induce Investor to participate, in the financing contemplated by the Securities Purchase Agreement.

(vi)         Title to the Preferred Stock. Investor holds of record and owns beneficially the Preferred Stock, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, liens encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Investor is not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require Investor to sell, transfer, or otherwise dispose of the Preferred Stock or the shares of the Common Stock issuable upon conversion of the Preferred Stock. Investor is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of the Preferred Stock or any shares of Common Stock issuable upon conversion of the Preferred Stock.

(vii)        Investment. The Investor is acquiring the Shares and Warrants, and upon exercise of the Warrants will acquire the Warrant Shares, as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other Persons regarding the distribution of such Securities (this representation and warranty not limiting the Investor’s right to sell the Securities in compliance with the terms of this Agreement, the Securities and applicable federal and state securities laws at any time).

(viii)        No Short Positions.  Investor has not entered, during the 30 days prior to the date of this Agreement, and shall not enter, from the date of this Agreement through 48 hours after the Closing Date, into any Short Sales.

(ix)         Disclosure of Information.  The Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Exchange. The Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Exchange (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Investor or to which the Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section B.3(a).

(x)           Accredited Investor Status.  The Investor is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(xi)         Restricted Securities.  The Investor understands that the Shares and Warrants are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired in exchange for the Preferred Stock which are “restricted securities” and that under the Securities Act and applicable regulations thereunder such Securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Investor understands that, the Company is under no obligation to register any of the Securities issued or to be issued hereunder except as provided in the Registration Rights Agreement.

(xii)        Further Limitations on Disposition.  Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Exchanged Shares unless and until:

a.             there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or
b.             the Investor has notified the Company of the proposed disposition and has furnished the Company with a statement of the circumstances surrounding the proposed disposition, and the Investor has furnished the Company, at the expense of the Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act.

(xiii)       Transfer of Shares. Notwithstanding the provisions of Section B.3(b)(xii), no such registration statement or opinion of counsel will be required for any transfer of any Shares in compliance with Rule 144, Rule 144A or Rule 145(d) of the Securities Act, or any successor or additional similar rule, or if such transfer otherwise is exempt, in the view of the Company’s legal counsel, from the registration requirements of the Securities Act, provided that, in the case of any transfer that is otherwise exempt, the transferee agrees in writing to be subject to the terms of this Section 4 to the same extent as if the transferee were the original Investor hereunder.

(xiv)       Transfer of Warrants. Notwithstanding any provision of this Agreement to the contrary, the Investor agrees that the Warrants may not be transferred, assigned or otherwise disposed of unless such transfer (a) complies with state and federal securities laws and (b) is to (A) a non-”U.S. Person” as defined in Regulation S as promulgated under the

Securities Act, and (B) a Person that at the time of transfer is (x) an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act, or (y) a “Qualified Institutional Buyer” within the meaning of Rule 144A(a)(1) of the Securities Act, or (z) an affiliate of the Investor as the term “affiliate” is defined and applied under Rule 501(b) of Regulation D under the Securities Act.  The Investor further agrees that it shall be a condition of any transfer of the Warrants complying with the provisions of the forgoing sentence that the transferee must in writing (x) agree to be bound by the transfer restrictions set forth in this Section B.3(b)(xiv), (y) represent to the Company that such transferee meets the conditions set forth in clause b) of this Section  B.3(b)(xiv), and (z) provide the representations and warranties to the Company set forth in Sections B.3(b)(i) to (iii), (vii) to (xiii) and (xv) of this Agreement.

(xv)         Legends.

a.             Investor understands and agrees that certificates evidencing the Shares, Warrants and Warrant Shares when issued to Investor, will bear the legend set forth below.
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
b.             Investor further understands and agrees certificates evidencing the Warrants will bear following additional legend:

TRANSFER OF THESE WARRANTS IS FURTHER RESTRICTED PURSUANT TO THE PROVISIONS OF THAT CERTAIN PREFERRED STOCK EXCHANGE AGREEMENT BETWEEN THE ISSUER AND THE HOLDER, A COPY OF WHICH IS AVAILABLE AT THE OFFICES OF THE ISSUER UPON REQUEST

4.             MISCELLANEOUS.

(a)           Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(b)           Entire Agreement.  This Agreement,  together with its exhibits contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

(c)           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) one Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages to this Agreement prior to 2:00 p.m. (San Diego time) on a Business Day, (b) two Business Days after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages to this Agreement on a day that is not a Business Day or later than 2:00 p.m. (San Diego time) on any Business Day, (c) the fourth Business Day following the date of shipment, if sent by internationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages to this Agreement. The Company shall, concurrently with providing any notice in the manner set forth in the preceding two sentences, transmit a copy of such notice (which copy shall not, by itself, be deemed to constitute notice hereunder)  by email to such email address as is set forth on the signature pages to this Agreement).

(d)           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof.

(e)           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(f)            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Investor may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Any assignment or transfer or purported assignment or transfer in violation of this Section shall be void.

(g)           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(h)           Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement, and further agrees to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

(i)            Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Los Angeles, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement (provided that for deliveries to addresses outside of the United States, such copy shall be delivered to such address by internationally recognized overnight courier) and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  To the extent permitted by the law applicable to the court in which claims hereunder may be adjudicated, each of the parties hereby waives all rights to a trial by jury. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(j)            Survival.  The representations and warranties herein shall survive the Closing and delivery of the Shares and Warrants and upon exercise of the Warrants, the Warrants Warrant Shares.

(k)           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(l)            Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(m)          Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

(n)           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(o)           Registration Rights. Effective on the “Exchange Date” (as defined in the Registration Rights Agreement) the Company agrees to provide to the Investor and its permitted assignees and transferees the same registration rights in respect of the Shares issued upon the Exchange and the Warrant Shares issuable upon exercise of the Warrants as the Purchasers have under the Registration Rights Agreement and the Investor agrees that it and its permitted assigns shall be subject to same obligations to the Company under the Registration Rights Agreement as those of the Purchasers under the Registration Rights Agreement. For purposes of construing the Registration Rights Agreement as made applicable to the Shares and Warrants Shares issuable as contemplated by this Agreement, the Investor shall be considered as though it were one of the “Purchasers” under the Registration Rights Agreements and the Investor’s Shares and Warrant Shares shall be deemed included within the definition of “Registrable Securities” thereunder; provided, however, that any term or provision of the Registration Rights Agreement unique to the context of the transactions contemplated by the Registration Rights Agreement (other than the definition of “Exchange Date,” the occurrence of which as defined and specified in the Registration Rights Agreement shall operate to trigger the Company’s obligations to register the Shares and Warrant Shares to be issued in the Exchange contemplated by this Agreement that would be irrelevant, inapplicable or extraneous when considered in the context of this Agreement and the Exchange contemplated by this Agreement shall be disregarded.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INOVIO BIOMEDICAL CORPORATION	Address for Notice:

By:	Inovio Biomedical Corporation
Name: Avtar Dhillon, MD	Attention: Peter Kies
Title: President and Chief Executive Officer	Chief Financial Officer
11494 Sorrento Valley Road
San Diego, California 92121-1334
Telephone: (858) 597-6006
Fax: (858) 597-0451

With a copy to (which shall not constitute notice):

Mark A. Klein, Esq.
Kirkpatrick & Lockhart, Nicholson Graham, LLP
10100 Santa Monica Blvd. 7th Floor
Los Angeles, CA 99067

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

(Signature Page for Investor Follows)

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investor: ________________________________________________________

Signature of Authorized Signatory of Investor: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Entity:________________________________________________

Address for Notice of Investing Entity:

_________________________________

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_________________________________

_________________________________

Address for Delivery of Securities for Investor (if not same as above):

_________________________________

_________________________________

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Number of shares Preferred Stock being exchanged:

Accrued Dividends on Preferred Stock  $

Number of Shares to be received on the Exchange:

Warrants to Purchase Number of Warrant Shares: